Exhibit 99.1

Stran & Company Announces Definitive Agreement to Acquire GAP Promo, a Leading Full-Service Promotional Products Agency

GAP Promo generated over $7 million of sales in 2020 and
acquisition expected to be highly accretive

Acquisition expands Stran’s reach within the
beverage and consumer packaged goods industries

Quincy, MA / January 26, 2022 / Stran & Company, Inc. (“Stran” or the “Company”) (NASDAQ: STRN) (NASDAQ: STRNW), a leading outsourced marketing solutions provider that leverages its promotional products and loyalty incentive expertise, today announced that it has signed a definitive agreement to acquire GAP Promotions, LLC (“GAP Promo”) in an asset purchase transaction. The acquisition is expected to close during the first quarter of 2022, and is subject to customary closing conditions.

Headquartered in Gloucester, Massachusetts, GAP Promo is a full-service promotions agency that designs, sources, and develops custom brand solutions for many of the world’s leading beverage and consumer packaged goods companies. GAP Promo achieved sales of $7.4 million in 2020 and has been profitable since inception in 2006.

GAP Promo’s expertise in point of sale, display, racks and more bolsters Stran’s business in the beverage and consumer packaged goods sectors. Stran’s product sourcing and development, technology, logistics and fulfillment expertise provides GAP Promo’s customers with a broader array of new services and capabilities. The combined knowledge and capabilities are expected to generate growth opportunities across both organizations’ existing clients, as well as help attract new clients. Gayle Piraino, founder and President of GAP Promo, will continue with the Company to lead the new GAP Promo business. Stran will also retain all of GAP Promo’s current employees.

Andy Shape, President and CEO of Stran, commented, “We have long admired the work of GAP Promo, as their design and execution of branded merchandise programs and innovative custom displays is top quality. Gayle and her team have built a tremendous business through their singular focus on providing customers with brand-relevant experiences. Additionally, their client portfolio consists of top-tier beverage and consumer packaged goods companies, which we believe will be highly complementary to our existing business. We are excited to build upon their success and believe that through our combined offerings we can provide an even more compelling and comprehensive service offering for our customers. Importantly, we expect this transaction to be highly accretive, given GAP Promo’s track record of profitability and the anticipated economies of scale.”

Gayle Piraino, founder & President of GAP Promo, stated, “We are thrilled to join the Stran family.  We believe that Stran’s focus on providing comprehensive solutions for their customers will help our team to become even more valuable to our current customers. Our two teams are well aligned to continue the growth of our beverage and consumer packaged goods business.”

Additional details of the transaction are included in the Company’s Form 8-K filed today with the Securities and Exchange Commission, which is available at: www.sec.gov.

About GAP Promo

GAP Promo is a full-service promotions agency helping some of the world’s leading companies increase brand recognition and grow their sales. GAP Promo designs, sources, and develops top-quality branded merchandise programs and innovative custom displays. GAP Promo is a certified women-owned business. Additional information about the Company is available at: https://www.gappromo.com/

About Stran

Over the past 25 years, Stran has grown to become a leader in the promotional products industry, specializing in complex marketing programs to help recognize the value of promotional products, branded merchandise and loyalty incentive programs as a tool to drive awareness, build brands and impact sales. Stran is the chosen partner of many Fortune 500 companies, across a variety of industries, to execute their promotional marketing, loyalty and incentive, sponsorship activation, recruitment, retention, and wellness campaigns. Stran provides world-class customer service and utilizes cutting-edge technology, including efficient ordering and logistics technology to provide order processing, warehousing and fulfillment functions. The Company’s mission is to develop long-term relationships with its clients, enabling them to connect with both their customers and employees in order to build lasting brand loyalty. Additional information about the Company is available at: www.stran.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts:

Investor Relations Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021

STRN@crescendo-ir.com

Press Contact:

Howie Turkenkopf
press@stran.com